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                      ANGELICA CORPORATION
                      EMPLOYMENT AGREEMENT
                      --------------------


           This agreement ("Agreement") has been entered into this 1st day of May, 1997, by and between Angelica Corporation, a Missouri corporation ("Company"), and Thomas M. Degnan, an individual ("Executive").

                            RECITALS

           The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility or occurrence of a Triggering Transaction (as defined below) with respect to the Company or the Operating Line of Business (as defined below). The Board desires to provide for the continued employment of the Executive on terms competitive with those of other corporations, and the Executive is willing to rededicate himself and continue to serve the Company. Additionally, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a potential or pending Triggering Transaction and to encourage the Executive's full attention and dedication to the Company currently and in the event of any potential or pending Triggering Transaction, and to provide the Executive with compensation and benefits arrangements upon any breach of this Agreement by the Company or upon a termination of employment either immediately prior to or after a Triggering Transaction which ensure that the compensation and benefits expectations of the Executive will be satisfied. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                    IT IS AGREED AS FOLLOWS:

SECTION 1: DEFINITIONS AND CONSTRUCTION.

           1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                 1.1(a)   "ACCRUED COMPENSATION" has the meaning set
                 forth in Section 4.5 of this Agreement.

                 1.1(b)   "ACCRUED OBLIGATIONS" has the meaning set
                 forth in Section 4.1(a) of this Agreement.

                 1.1(c)   "ANNUAL BASE SALARY" has the meaning set
                 forth in Section 2.4(a) of this Agreement.

                 1.1(d) "BOARD" means the Board of Directors of the Company.

                 1.1(e)   "CAUSE" has the meaning set forth in Section
                 3.3 of this Agreement.


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                 1.1(f)   "CHANGE IN CONTROL" means:

                          (i)   The acquisition by any individual,
                          entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 30% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                          (ii)  Individuals who, as the date hereof,
                          constitute the Board (the "Incumbent Board")
                          cease for any reason to constitute at least a majority of the Board; provided, however,
                                                 -----------------
                          that any individual becoming a director
                          subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                          (iv)  Approval by the stockholders of the
                          Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition

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                          of all or substantially all of the assets of
                          the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                 1.1(g)   "COMPANY" has the meaning set forth in the
                 first paragraph of this Agreement and, with regard to successors, in Section 6.2 of this Agreement.

                 1.1(h)   "CODE" shall mean the Internal Revenue Code
                           of 1986, as amended.

                 1.1(i)   "CURRENT TARGET BONUS" has the meaning set
                 forth in Section 4.1(a) of this Agreement.

                 1.1(j)   "DATE OF TERMINATION" has the meaning set
                 forth in Section 3.6 of this Agreement.

                 1.1(k)   "DISABILITY" has the meaning set forth in
                 Section 3.2 of this Agreement.

                 1.1(l)   "DISABILITY EFFECTIVE DATE" has the meaning
                 set forth in Section 3.2 of this Agreement.

                 1.1(m)   "DISPOSITION OF A MAJOR PART" means:

                          (i) when used with reference to the stock of the Operating Line of Business that is or becomes a separate corporation, limited liability corporation, partnership or other business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company of more than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of the Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of the
                          Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of the Operating Line of Business;

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                          (ii)  when used with reference to the merger
                          or consolidation of the Operating Line of Business that is or becomes a separate corporation, limited liability corporation, partnership or other business entity, any such transaction that results in the Company owning, either beneficially or of record or both, less that 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of the Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of the Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of the Operating Line of Business; or

                          (iii) when used with reference to the assets of the Operating Line of Business, the sale, exchange, transfer, liquidation, distribution or other disposition of assets of the Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of the Operating Line of Business as of the Triggering Transaction Date, (b) accounting for more than 50% of the aggregate book value (net of depreciation and amortization) of all of the assets of the Operating Line of Business, as would be shown on a balance sheet for the Operating Line of Business, prepared in accordance with generally accepted accounting principles then in effect, as of the Triggering Transaction Date, or (c) accounting for more than 50% of the net income of the Operating Line of Business, as would be shown on an income statement, prepared in accordance with generally accepted accounting principles then in effect, for the 12 months ending on the last day of the month immediately preceding the month in which the Triggering Transaction Date occurs.

                 1.1(n)   "EFFECTIVE DATE" means the date of this
                 Agreement.

                 1.1(o)   "EMPLOYMENT PERIOD" means the period
                 beginning on the Effective Date and ending on the later of (i) a date two years after the Effective Date ("Ending Date") or (ii) the same date as the Ending Date of any succeeding fiscal year during which notice is given by either party (as described in Section 1.1(aa) of this Agreement) of such party's intent not to renew this Agreement.

                 1.1(p)   "EXCHANGE ACT" means the Securities Exchange
                 Act of 1934, as amended.

                 1.1(q)   "GOOD REASON" has the meaning set forth in
                 Section 3.4 of this Agreement.

                 1.1(r)   "INCENTIVE BONUS" has the meaning set forth
                 in Section 2.4(b) of this Agreement.

                 1.1(s)   "INCUMBENT BOARD" has the meaning set forth
                 in Section 1.1(f)(ii) of this Agreement.

                 1.1(t)   "NOTICE OF TERMINATION" has the meaning set
                 forth in Section 3.5 of this Agreement.

                 1.1(u)   "OPERATING LINE OF BUSINESS" means the
                 following lines of business of the Company, whether operated as a division or as a separate subsidiary: (i) textile rental

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                 and laundry services, which provide textiles and laundry
                 services, principally to health care institutions, and, to a more limited extent, to hotels, casinos, motels and restaurants in or near major metropolitan areas of the United States; (ii) uniform and business apparel manufacturing and marketing which manufactures and sells uniforms and business apparel to a wide variety of institutions and businesses in the United States, Canada and the United Kingdom; and (iii) retail specialty stores, which operate a nationwide chain of specialty retail stores primarily for a clientele of nurses and other health care professionals.

                 1.1(v)   "OTHER BENEFITS" has the meaning set forth in
                 Section 4.1(c) of this Agreement.

                 1.1(w)   "OUTSTANDING COMPANY COMMON STOCK" has the
                 meaning set forth in Section 1.1(f)(i) of this Agreement.

                 1.1(x)   "OUTSTANDING COMPANY VOTING SECURITIES" has
                 the meaning set forth in Section 1.1(f)(i) of this Agreement.

                 1.1(y)   "PAYMENT" has the meaning set forth in
                 Section 4.2(f) of this Agreement.

                 1.1(z)   "PERSON" means any "person" within the
                 meaning of Sections 13(d) and 14(d) of the Exchange
                 Act.

                 1.1(aa) "TERM" means the period that begins on the Effective Date and ends on the earlier of: (i) the Date of Termination as defined in Section 3.6 of this Agreement, or (ii) the close of business on the later of the Ending Date of the initial term or any renewal term as set forth in Section 2.1 of this Agreement.

                 1.1(bb) "TRIGGERING TRANSACTION" means (i) a Change in Control of the Company or (ii) a Disposition of a Major Part of two or more of the Company's Operating Lines of Business.

                 1.1(cc) "TRIGGERING TRANSACTION DATE" shall mean the date of the Triggering Transaction.

           1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

           1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

           1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

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SECTION 2: TERMS AND CONDITIONS OF EMPLOYMENT.

           2.1 PERIOD OF EMPLOYMENT. The Executive shall remain in the employ of the Company throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement. This Agreement will automatically renew for annual one-year periods unless either party gives the other written notice, within the Ending Date of the initial term or any succeeding year, of such party's intent not to renew this Agreement.

           2.2   POSITIONS AND DUTIES.

                 2.2(a)   Throughout the Term of this Agreement, the
           Executive shall serve as Treasurer of the Company, subject to the reasonable direction of the Board and the Chief Executive Officer. The Executive shall have such authority and shall perform such duties as are substantially similar to the authority and duties assigned to him on the Effective Date, subject to the control exercised by the Chief Financial Officer, the Board and the Chief Executive Officer from time to time.

                 2.2(b)    Throughout the Term of this Agreement (but
           excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect immediately prior to the Effective Date.

           2.3 SITUS OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive's services shall be performed at the location where the Executive was employed immediately prior to the Effective Date, or any office of the Company or any of its subsidiaries to which Executive shall be transferred.

           2.4   COMPENSATION.

                 2.4(a)   ANNUAL BASE SALARY.  For the first calendar
           year within the Term of this Agreement, the Executive shall receive an annual base salary ("Annual Base Salary") of Eighty-two thousand seven hundred eighty-eight dollars ($82,788), which shall be paid in equal or substantially equal semi-monthly installments. During the Term of this Agreement, the Annual Base Salary payable to the Executive shall be reviewed at least annually and shall be increased at the discretion of the Board or the Chief Executive Officer but shall not be reduced.

                 2.4(b)   INCENTIVE BONUSES.  In addition to Annual
           Base Salary, the Executive shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under any incentive compensation plan which are generally available to other similarly situated executives of the Company. During the Term of this Agreement, the annual target Incentive Bonus which the Executive will have the opportunity to earn shall

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           be reviewed at least annually and be increased at the
           discretion of the Board or the Chief Executive Officer.

                 2.4(c)   WELFARE BENEFIT PLANS.  Throughout the Term
           of this Agreement (and thereafter), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other similarly situated executives of the Company.

                 2.4(d)   EXPENSES.  Throughout the Term of this
           Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to other similarly situated executives of the Company.

                 2.4(e)   OFFICE AND SUPPORT STAFF.  Throughout the
           Term of this Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those generally provided to other similarly situated executives of the Company.

                 2.4(f)   VACATION.  Throughout the Term of this
           Agreement, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices generally provided with respect to other similarly situated executives of the Company.

SECTION 3: TERMINATION OF EMPLOYMENT.

           3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

           3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with
Section 7.2 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

           3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the

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Executive has not substantially performed his duties; (ii) the
Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or
(iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part, shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination from the Company, (ii) he is given the opportunity, with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

           3.4 GOOD REASON. Pursuant to Section 4.2, the Executive may terminate his employment with the Company for "Good Reason," which shall mean:

                 3.4(a)   the assignment to the Executive of any duties
           inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 3.4(b)   (i) the failure by the Company to continue in
           effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4, (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, (iii) the failure by the Company to provide the Executive with paid vacation to which the Executive is entitled as described in Section 2.4(f);

                 3.4(c)   a material breach by the Company of any
           provision of this Agreement;

                 3.4(d)   any purported termination by the Company of
           the Executive's employment otherwise than as expressly permitted by this Agreement; or

                 3.4(e)   within a period ending at the close of
           business on the date two (2) years after the Triggering Transaction Date of any Change in Control, if the Company has failed to comply with and satisfy Section 6.2 on or after such Triggering Transaction Date.

                 For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

           3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.2. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 3.6 hereof) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the

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Executive or the Company hereunder or preclude the Executive or the
Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

           3.6   DATE OF TERMINATION.  "Date of Termination" means
(i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

SECTION 4: CERTAIN BENEFITS UPON TERMINATION.

           4.1 TERMINATION WITHOUT CAUSE NOT IN CONNECTION WITH A TRIGGERING TRANSACTION. If, prior to a Triggering Transaction during the Employment Period (except in the event that one of the following terminations of employment occurs within the six-month period prior to the earlier of (a) a Triggering Transaction or
(b) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, which shall result in the payment of severance benefits set forth in Section
4.2 of this Agreement), the Company shall terminate the Executive's employment without Cause, the Executive shall be entitled to the payment of the benefits provided below as of the Date of Termination:

                 4.1(a)   Accrued Obligations.  Within thirty (30) days
                          -------------------
           after the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, and (2) any accrued vacation pay; in each case to the extent not previously paid (the "Accrued Obligations").

                 In addition, on the date that Incentive Bonuses are paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365. For purposes of this Agreement, the term "Current Target Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated and the Executive had earned 100% of the Incentive Bonus that he could have earned for such year.

                 4.1(b)   Severance Payment.  If the Date of
                          -----------------
           Termination occurs within two years after the date hereof, within thirty (30) days after the Date of Termination, the Company shall pay to the Executive as severance pay in a lump sum, in cash, an amount equal to (i) one-twelfth the Executive's then-current Annual Base Salary times (ii) twelve (12).

                 4.1(c)   Other Benefits.  To the extent not previously
                          --------------
           paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan,

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           program, policy or practice or contract or agreement
           of the Company as those provided generally to other peer executives and their families ("Other Benefits").

           4.2 BENEFITS UPON TERMINATION IN CONNECTION WITH A TRIGGERING TRANSACTION. If (a) a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction Date (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, or,
                                                       --
alternatively, (b) if one of the above-described terminations of employment occurs within the six-month period prior to the earlier of (i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then the Executive shall become entitled to the payment of the benefits as provided below as of either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits as set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"):

                 4.2(a)   Accrued Obligations.  Within thirty (30) days
                          -------------------
           after the Entitlement Date, the Company shall pay to the Executive the Accrued Obligations.

                 In addition, on the date that Incentive Bonuses are paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365.

                 4.2(b)   Severance Amount.  Within thirty (30) days
                          ----------------
           after the Entitlement Date, the Company shall pay to the Executive as severance pay in a lump sum in cash, an amount equal to two times an amount equal to his then-current Annual Base Salary and Current Target Bonus.

                 4.2(c)   Stock Options.  To the extent not otherwise
                          -------------
           provided for under the terms of the Company's stock option plans or the Executive's stock option agreements, all stock options held by the Executive that have not expired in accordance with their respective terms shall vest and become fully exercisable as of the Entitlement Date.

                 4.2(d)   Stock Bonus and Incentive Plan Shares.  To the
                          -------------------------------------
           extent not otherwise provided for under the terms of the Company's Stock Bonus and Incentive Plan, all "Matching Shares" (as defined in such plan) held by or for the benefit of the Executive that are unvested and restricted at the Date of Termination shall vest and become unrestricted as of the Entitlement Date and all "Elected Shares" (as defined in such plan) held by or for the benefit of the Executive that are restricted at the Date of Termination shall become unrestricted as of the Entitlement Date.

                 4.2(e)   Supplemental Retirement Plan Benefits. In the
                          -------------------------------------
           event the Executive has been employed by the Company for less than ten years on the Date of Termination, Executive shall be deemed to be vested in the Angelica Corporation Supplemental Plan (as originally effective April 1, 1980 and as amended from time to time, including a restatement as of January 23, 1990) (the "Supplemental Plan"), at a percentage equal to two and one-half percent for each year the Executive has been employed by the Company, up to ten years.

           Vesting for eleven through thirty years of employment and the payment of benefits shall be in accordance with the terms of the Supplemental Plan.

                 4.2(f)   Other Benefits.  To the extent not previously
                          --------------
           paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any Other Benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families.

                 Any provision in any plan or program of the Company in which Executive is a participant that precludes Executive from competing with the Company, or denies Executive entitlement to a benefit in the event Executive does compete with the Company, shall be null and void.

           4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty
(30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(c)), including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

           4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(c)) including Disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

           4.5 TERMINATION FOR CAUSE; OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Accrued Compensation (as defined in this Section). If the Executive terminates employment with the Company during the Employment Period (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued Compensation (as defined in this Section) and the timely payment or provision of Other Benefits (as defined in Section 4.1(c)). In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

           For the purpose of this Section, the term "Accrued Compensation" means the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) any accrued vacation pay in each case to the extent not previously paid.

           4.6   NON-EXCLUSIVITY OF RIGHTS; SUPERSESSION OF CERTAIN
BENEFITS. Except as provided in this Section 4.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company, except for the elimination of penalties for competing as provided in Section 4.2(f). Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

           4.7 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

           4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any
termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the
Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all
benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 or 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the
                                -----------------
Company shall not be required to pay any disputed amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

           4.9 BENEFITS UPON TERMINATION BY EMPLOYMENT CONNECTED WITH RELOCATION. If a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction Date the Executive shall terminate employment with the Company as a result of the Company's requiring the Executive to be based at an office or location outside the metropolitan St. Louis area, then the Executive shall become entitled to the payment of the benefits as provided below to the extent not paid or provided by the Company pursuant to this Section 4, as of the Date of Termination.

                 4.9(a)   Accrued Obligations. Within thirty (30) days
                          -------------------
           after the Date of Termination, the Company shall pay to the Executive the Accrued Obligations.

                 In addition, on the date that Incentive Bonuses are paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365.

                 4.9(b)   Severance Amount. Within thirty (30) days after
                          ----------------
           the Termination Date, the Company shall pay to the Executive as severance pay in a lump sum in cash, an amount equal to his then-current Annual Base Salary, divided by three.

                4.9(c)    Supplemental Retirement Plan Benefits. In the event
                          -------------------------------------
           the Executive has been employed by the Company for less than ten years on the Date of Termination, Executive shall be deemed to be vested in the Angelica Corporation Supplemental Plan (as originally effective April 1, 1980 and as amended from time to time, including a restatement as of January 23, 1990) (the "Supplemental Plan"), at a percentage equal to two and one-half percent for each year the Executive has been employed by the Company, up to ten years. Vesting for eleven through thirty years of employment and the payment of benefits shall be in accordance with the terms of the Supplemental Plan.

                 4.9(d)   Other Benefits. To the extent not previously paid
                          --------------
           or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any Other Benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the company as those provided generally to other peer executives and their families.

SECTION 5: NON-COMPETITION.

           5.1   NON-COMPETE AGREEMENT.

                 5.1(a)   It is agreed that during the period beginning
           on the date the Term of this Agreement expires and ending one (1) year thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company; provided that, if the Executive is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, then he will not be subject to the restrictions of this Section.

                 5.1(b)   For purposes of Section 5.1, a business
           enterprise with which the Executive becomes associated as an officer, employee, agent, partner or director shall be considered in substantial direct competition, if such entity competes with the Operating Line of Business and is within the Company's market area as of the date that the Employment Period expires.

                 5.1(c)   The above constraint shall not prevent the
           Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

           5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

SECTION 6: SUCCESSORS.

           6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           6.2   SUCCESSORS OF COMPANY.   The Company will require
any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at his option on or after the Triggering Transaction Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 7: MISCELLANEOUS.

           7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                 Notice to Executive:
                 -------------------

                 Thomas M. Degnan
                 4717 Oakridge Park Drive
                 St. Louis, MO 63129-1788


                 Notice to Company:
                 -----------------

                 Angelica Corporation
                 424 South Woods Mill Road
                 Chesterfield, MO 63017-3406

           7.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           7.3 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

           7.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

           IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.




                              /s/ Thomas M. Degnan
                              ------------------------------------
                              Thomas M. Degnan


                              ANGELICA CORPORATION



                              By /s/ L. J. Young
                                ----------------------------------
                              Name: L. J. Young
                                   -------------------------------
                              Title: Chairman and President
                                    ------------------------------